Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on September 6, 2022 of our report dated July 15, 2022 relating to the financial statements of Next Bridge Hydrocarbons, Inc. as of December 31, 2021 and 2020 and to all references to our firm included in this Amendment No. 1 to Registration Statement on Form S-1.

/s/ B.F. Borgers CPA PC

Certified Public Accountants
Lakewood, CO
September 6, 2022